UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

BILL THE BUTCHER, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52439	20-5449905
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 1st Avenue South Seattle, WA	98134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 453-4418

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

High Capital Funding, LLC issued a notice of default to Bill the Butcher, Inc., on a $300,000 promissory note dated May 5, 2011, which matured on February 15, 2012.  Default interest at a rate of 24% per annum is currently accruing on the note.

Item 9.01.  Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL THE BUTCHER, INC.
(Registrant)
Date:	April 4, 2012	By:	/s/ J’Amy Owens
		Name:	J’Amy Owens
		Title:	Chief Executive Officer